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                                                                   Exhibit 10.13

                           FIRST FEDERAL LINCOLN BANK
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

1.       NAME

         The name of the plan shall be the "First Federal Lincoln Bank Management Incentive Compensation Plan".

2.       EFFECTIVE DATE

         The effective date of the Plan shall be January 1, 2002.

3.       PURPOSE

         The purpose of the Plan is to build into the compensation plan for officers and key employees a direct financial incentive for striving continually for more effective operation of First Federal Lincoln Bank and to further the Company's earning power.

4.       DEFINITIONS:

         a. "Plan" or "Management Incentive Plan" means the Annual Management Incentive Compensation Plan herein described, as the same may be amended from time to time.

         b.       "Company" means First Federal Lincoln Bank.

         c. "Incentive Award" or "Award" means any amount paid to a Participant under the Plan.

         d.       "Year", unless otherwise specified, means the calendar year.

         e. "Incentive Committee" or "Committee" means the Committee appointed by the Board of Directors to administer the Plan.

         f. "Base salary," means the individual participant's base compensation without regard to any bonus or any other form of compensation provided by the Bank, as of January 1, 2002.

         g. "Performance Measures" shall be defined and calculated as follows:

                  Profitability Criteria

                  1.       Realize earnings at the Bank level for calendar year
                           2002 of:

                           Equal to 2001 net income level               Minimum
                           10% above 2001 net income level              Target
                           20% above 2001 net income level              Maximum

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First Federal Lincoln Management Incentive Compensation Plan                  2
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         No awards (except the discretionary element of the plan) will be payable under the plan if this number 1 Profitability Goal is not met at the Minimum level. In addition, First Federal Lincoln Bank must be classified as an "adequately capitalized" institution as defined by the Assessment Risk Classification letter from the FDIC. The corporate realized earnings goal is calculated on a calendar year. All goals are exclusive of expenses associated with (1) merger, (2) deposit acquisition (3) stock conversion (4) charitable foundation (5) name change program; or (6) special counsel, experts' and accountant's fees and expenses which were unbudgeted. (All herein after referred to as "Excluded Expenses"). Due to the time lag in reporting peer group performance, company goals, which compare to peer performance are judged on the quarters ending 12/31/01, 3/31/02, 6/30/02 and 9/30/02.
         All goals are measured at the bank level, not the holding company level. The peer group for 2002 is listed in this document. If a member of the peer group stops filing a TFR, they will be removed from the group for the entire year's performance.

                  2. Realize a Return on Average Assets (ROAA) at the bank level compared to the Peer Group as follows:

                      95% of Peer Group Average                       Minimum
                      100% of Peer Group Average                      Target
                      105% of Peer Group Average                      Maximum

         Return on Average Assets to be calculated by adding Line 91 of Schedule SO, "Consolidated Statement of Operations", for the four quarters ending September 30, 2002, and dividing by the average of Line 90, Schedule SC, "Consolidated Statement of Condition" for the same four quarters. *

         Interest Margin Criteria:

         Realize a Net Interest Margin Ratio to Average Asset Ratio at the bank level compared to the Peer Group as follows:

                  100% of Peer Group Average                    Minimum
                  105% of Peer Group Average                    Target
                  115% of Peer Group Average                    Maximum

         Return on Average Assets to be calculated by adding Line 311 of Schedule SO "Consolidated Statement of Operations", for the four quarters ending September 30, 2002, and dividing by the average of Line 90, Schedule SC, "Consolidated Statement of Condition" for the same four quarters. *

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First Federal Lincoln Management Incentive Compensation Plan                  3
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         Asset Quality Criteria:

         Realize Nonperforming Assets to Tangible Capital Ratio at the bank level compared to the Peer Group as follows:

                  90% of Peer Group Average                            Minimum
                  80% of Peer Group Average                            Target
                  70% of Peer Group Average                            Maximum

         Nonperforming Assets to Tangible Capital Ratio to be calculated by adding Line 30 of Schedule PD, "Past Due and Non accrual", and Line 40 of Schedule SC, "Consolidated Statement of Condition", and dividing by Line 10 of Schedule CCR, "Consolidated Capital Requirement"* for the four quarters ending September 30, 2002.

         Efficiency Measure:

         Realize an efficiency ratio at the Bank level compared to the Peer Group as follows:

         108% of Peer Group Average performance for Threshold
         106% of Peer Group Average performance for Target
         104% of Peer Group Average performance for Maximum

         Efficiency ratio to be calculated by adding Line 51 of Schedule SO, "Consolidated Statement of Operations" for the four quarters ending September 30, 2002, divided by the sum of the four quarters of Line 311 and Line 40 of Schedule SO, "Consolidated Statement of Operations". In calculating the efficiency ratio, the previously defined "Excluded Expenses" will be removed before making this calculation.

         *Figures required to calculate ratios are obtained from the Office of Thrift Supervision, Thrift Financial Report.

         The Peer Group may need to be modified or adjusted from time to time because of mergers or changes in operating strategies, etc.

                  The Peer Group as of January 1, 2002 is:

                  Anchor Bancorp Wisconsin, Inc., Madison, WI
                  Boston Federal Savings Bank, Burlington, MA
                  Dime Community Bancshares, Brooklyn, NY
                  Fidelity Bankshares, Inc., West Palm Beach, FL
                  First Federal Capital Corp., LaCrosse, WI
                  FirstFed America Bancorp, Swansea, MA
                  Flushing Financial Corp., Flushing, MA
                  Matrix Capital Bank, Las Cruces, NM
                  Metropolitan Bank and Trust Co., Highlands Hills, OH Ocean Financial Corp., Toms River, NJ
                  PennFed Financial Services, Inc., West Orange, NJ St. Francis Capital Corp., Brookfield, WI
                  Superior Federal Bank, Fort Smith, AR

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First Federal Lincoln Management Incentive Compensation Plan                   4
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         The Board of Directors will review extraordinary gains and losses for inclusion or exclusion from various components of the Plan. Any inclusions or exclusions will be applied uniformly to the peer group as well as First Federal Lincoln. This will include such items as one-time SAIF premium assessments, gains and losses on the sale of assets, or change in accounting principles that affect the plan components.

Discretionary Incentive:

         Regardless of performance of the Company to the above goals, The Board of Directors may authorize a discretionary incentive distribution ("Incentive Award"). The discretionary incentive award may be utilized to take an individual's payment to the target level of achievement in the plan. A maximum level of achievement may be achieved only by performance and not by discretionary award.

5.       ADMINISTRATION

         The Plan shall be administered by the Incentive Committee, which shall report to the Board of Directors and which shall consist of a minimum of three Company officers appointed by the Board of Directors. The Incentive Committee shall have full and final authority in its discretion, but subject to the direction of the Board of Directors and the express provisions of the Plan, to prescribe, amend and rescind Plan rules, regulations, and procedures; to determine eligibility for participation in this Plan; to recommend performance objectives to the Board of Directors on an annual basis; to determine individual Incentive Awards and to make all other determinations necessary for the proper administration of the Plan. Such administrative action shall be conclusive and binding on all parties, subject to Board of Directors' approval.

         The Board of Directors will establish incentive compensation for members of the Incentive Committee and the Board will review and approve the recommendations of the Committee for all other Plan members.

6.       ELIGIBILITY

         Eligibility in this Plan will be limited to those employees of the Company who are in the opinion of the Incentive Committee (or in the opinion of the Board of Directors in the case of Incentive Committee members) are deemed to have significant opportunity to improve the profits and growth of the company. Officers and key employees who participate in any other annual incentive compensation plan are not eligible to participate in the Management Incentive Plan. This includes departmentally sponsored commission and/or special bonus arrangements.

7.       PARTICIPANTS

         Before the beginning of each Plan year, the Incentive Committee shall review the recommendations of each Senior Officer of officers or key employees they propose to participate in the Plan for the coming year. The Committee shall consider recommendations during the Plan year for employees promoted or newly hired into eligible positions on an individual basis. Employees selected as participants shall be

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First Federal Lincoln Management Incentive Compensation Plan                   5
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         notified of their selection as soon as possible after the Committee has made its decision (Annual Notification Letter). Selection as a participant in no way guarantees that an Incentive Award will be paid. The Senior Officer will be required to submit recommendations on participants annually.

8.       INCENTIVE AWARDS

         General Description. Incentive awards are based on the extent to which
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         predetermined financial and individual goals are attained as well as by a discretionary bonus. Financial goals are based on actual performance of the Company; individual goals include key qualitative and/or quantitative objectives established for specific positions; and discretionary bonus payments are determined by the Board of Directors for the CEO and Incentive Plan Committee members and by the CEO, with Committee approval, for other Participants. The relative weight placed on each component (organizational performance, individual performance or discretionary), and the potential size of the Award vary by position.

         Individual Incentive Award Opportunities. Each Participant shall have
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         the opportunity to earn a specified percentage of base salary as an
         Incentive Award. The range of the incentive opportunity depends on the impact level to which the Participant's position has been assigned. The range has three guideposts:

         Individual Performance Objectives: Participants who have an allocation
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         toward individual goals will develop performance objectives for the coming Plan year in conjunction with their managers. These objectives will be submitted to the Committee for review and approval prior to the beginning of the Plan year. The Committee will prescribe the format and procedures by which the objectives will be developed. Individual performance below the "Meets Expectations" performance level developed for any position will result in the loss of the right to earn incentive amounts based on company performance.

         Minimum: The lowest level of organizational performance needed for
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         payment of an incentive award based on company or individual performance. No payment will be made for performance below this level; however; a discretionary payment may still be received. The company must achieve the Minimum level of performance of the Net Income Goal before any payment, other than the discretionary bonus, may be paid.

         Target: The level of Incentive Award payable for achieving the selected
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         performance measurement.

         Maximum: The maximum level of Incentive Award that will be paid for
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         performance.

         Performance Measures and Standards. Performance measures and standards
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         support the business objectives and the strategic direction of the
         Company and will be recommended annually by the Incentive Committee to the Board of Directors. The Board of Directors will review and approve the organizational financial measures.

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First Federal Lincoln Management Incentive Compensation Plan                   6
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         Organizational Financial Measures: Organizational financial measures
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         may be measured in terms of growth, volume or any other criteria selected by the Committee. The Annual Notification letter will specify the performance measure(s) and the standards (the performance requirement associated with minimum, target and maximum incentive opportunities) in effect for the coming year and the weight assigned to each goal.

9.       PAYMENTS

         a.       Form and Timing. Payments will be made in cash no later than
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                  90 days after the end of the Plan year to those Participants who are employed by the Company on the last day of the Plan year. Because Peer Group information for all quarters is not readily available at year-end, information from the TFR's for the four quarters ending September 30 will be used.

         b.       New Participants. If an employee becomes a Participant during
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                  the year, Awards will be prorated to reflect the actual length of the Participant's service.

         c.       Termination Due to Death, Total Disability or Retirement.
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                  Awards will be prorated to reflect the actual length of the
                  Participant's service. In the event of a Participant's death, payment will be made to the Participant's estate or designated beneficiary at the time payment is made to all other participants.

         d.       Termination For Reasons Other than Death, Total Disability or
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                  Retirement. The participant shall be ineligible for Awards
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                  based on this Plan.

10.      AMENDMENT OR TERMINATION OF PLAN

         Subject to the Board of Directors approval, the Committee may terminate, amend or modify the Plan at any time, provided that no such termination, amendment or modification of the Plan shall adversely affect the rights of any Participant to awards earned, but unpaid, under the Plan. If federal regulations are enacted during the Plan Year, which negates the validity of the performance measures established in the Plan, the Plan will be amended to reflect regulatory requirements.

11.      GENERAL PROVISIONS

         a.       No Right of Continued Employment. Nothing contained in the
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                  Plan shall give any Participant the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Participant. The receipt of an Incentive Payment for any one year shall not guarantee a Participant the right to receive an Incentive Payment for any subsequent year.

         b.       No Right of Assignment.  No right or interest of any
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                  Participant in the Plan shall be assignable or transferable, of subject to any lien, directly, by operation of law, or otherwise, including levy, garnishment, attachment, pledge or bankruptcy.

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First Federal Lincoln Management Incentive Compensation Plan                   7
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         c.       Withholding for Taxes.  The Company shall have the right to
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                  deduct from all amounts paid under this Plan, any taxes
                  required by law to be withheld with respect to such payments.

         d.       Law to Govern.  All questions pertaining to the construction,
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                  regulation, validity and effect of the provision of
                  the Plan shall be determined in accordance with the laws of the state of Nebraska.